Exhibit 10.5

Form of Restricted Stock Agreement

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of             , 2006 (the “Effective Date”), is entered into between FTI Consulting, Inc., a Maryland corporation (“FTI”), and                                 , an individual (the “Investor”).

RECITALS:

WHEREAS, this Agreement is entered into pursuant to the requirements of the offer by FTI FD LLC, a Maryland limited liability company (“Bidco”) made pursuant to an offer to purchase dated September 11, 2006 (“Offer to Purchase”) and private placement of securities of FTI and Bidco pursuant to a Private Offering Memorandum dated September 11, 2006 (the “Memorandum,” and together with the Offer to Purchase “Offering Memoranda”); and

WHEREAS, (1) Bidco is offering cash, or (2) Bidco and FTI are offering an alternative composite option (the “Earn Out Option”) that consists of: (i) Cash (or loan note alternative) (the “Cash Component”); plus (ii) shares of common stock, par value $0.01 per share (“Common Stock”), of FTI (the “FTI Shares”) (or loan notes coupled with a put call option (“Put Call Option, and together with the FTI Shares, the “Shares”)) together with the “Closing Value Guarantee” (as hereafter defined), and (iii) the right to additional future cash consideration (or loan notes) (if earned) pursuant to the Earn-Out described in Offering Memoranda in connection with the proposed acquisition of the entire issued share capital of FD International (Holdings) Limited (FD1), a company registered in England and Wales, consisting of its issued and outstanding A Shares, B Shares and C Shares (collectively, the “Ordinary Shares”) and Deferred Shares (the “Deferred Shares,” and together with the Ordinary Shares, the “FD1 Shares”), and issued and outstanding preferred finance securities (“Preferred Finance Securities,” and together with the FD1 Shares, the “FD Shares”) of FD International 2 Limited, a company registered in England and Wales (“FD2,” and together with FD1, “FD”) (sometimes referred to hereafter as the “Acquisition”); and

WHEREAS, the Offering Memoranda offered, and pursuant to the Form of Acceptance completed, executed and returned by the Investor (“Acceptance,” and together with the Offering Memoranda, the “Offering Documents”) in connection with the Acquisition, the Investor accepted consideration in payment for his FD Shares in the form of the Earn Out Option, which includes Shares;

WHEREAS, the Offering Memoranda contemplate that the Shares shall be subject to the Restrictions (as hereafter defined) pursuant to the terms and conditions set forth herein;

WHEREAS, the Shares shall be registered in the name of the Investor and the stock certificates representing such Shares shall be held by FTI, as custodian on behalf of Investor, during the period of Restriction as set forth herein; and

NOW, THEREFORE, for valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Representations, Warranties and Covenants of the Investor. The Investor acknowledges, represents, warrants and covenants as follows:

(a) The Investor has full capacity, power and authority to enter into, execute, deliver and perform his obligations under this Agreement and to make the representations, warranties and covenants contained in this Agreement. The Investor understands that the tax treatment and consequences of the transactions contemplated by the Offering Documents and this Agreement and the acquisition by the Investor of any FTI Shares pursuant to the Offering Documents are complicated. The Investor is not relying on any statement by or information from FTI or any of its officers, directors, employees, legal counsel, agents, representatives or affiliates as to such tax treatment or consequences.

(b) As used herein, the term “Restricted Shares” means, collectively, all FTI Shares (or any other equity securities of FTI) that are or may be issued by FTI to the Investor pursuant to this Agreement, the Offering Documents and the Acceptance, and the transactions contemplated hereby and thereby, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor. The Investor agrees (i) not to sell, assign, transfer, exchange, pledge, encumber or otherwise dispose of, or make any offer or agreement relating to, any of the Restricted Shares and/or any option, right or other interest with respect to any Restricted Shares that the Investor may acquire and (ii) not to establish or increase any “put equivalent position” or liquidate or increase any “call equivalent position” with respect to any Restricted Shares (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequences of owning any Restricted Shares, whether or not such transaction is to be settled by delivery of Restricted Shares, other securities, cash or other consideration (such limitations on dispositions of and relating to Restricted Shares described in the preceding clauses (i) and (ii) being referred to hereinafter as the “Restrictions”), until the Restrictions with respect to such Restricted Shares shall have lapsed in accordance with Section 2 hereof.

(c) The Investor has no present plan or intention to sell, transfer, exchange, pledge or otherwise dispose of, or to effect any other transaction which results in a reduction in the risk of ownership of, the Shares that the Investor may acquire.

(d) The Investor understands that the offer and issuance of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended

(the “Securities Act”) pursuant to, in the case of U.S. persons, Section 4(2) of the Securities Act or Regulation D promulgated thereunder, and, in the case of non-U.S. persons, Regulation S promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, based in part on the representations and warranties of the Investor contained herein, and that no registration statement relating to the issuance of Shares pursuant to the Offering Documents and the Acceptance has been or will be filed with the SEC or any other U.S. or non-U.S. jurisdiction.

(e) The Investor is acquiring the Shares solely for his own account, for investment purposes only and not with a view to the resale or distribution thereof. The Investor understands that, as disclosed herein, the Shares will not be registered under the Securities Act and therefore cannot be resold unless they are registered under the Securities Act or an exemption from registration is available. The Investor, together with his attorney, accountant, purchaser representative and/or tax advisor (collectively, the “Advisors”), have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Shares. The Investor, together with his Advisors, have had the opportunity to ask questions of, and have received answers to the Investor’s and his Advisors’ satisfaction from, FTI concerning FTI, the Shares and other matters pertaining to an investment in the Shares. Understanding that an investment in the Shares is speculative, the Investor acknowledges that he has the financial ability to bear the economic risk of his investment in the Shares (including the possible loss of the entire investment in the Shares), has adequate means for providing for his current needs and personal contingencies and has no need now, and anticipates no need in the foreseeable future, for liquidity with respect to the investment in the Shares. The Investor has determined that an investment in the Shares is a suitable investment for the Investor and that the Investor’s overall commitment to investments that are not readily marketable, including the contemplated investment in the Shares, is not excessive in view of his net worth and financial condition.

(f) The Investor acknowledges that no representations or warranties have been made to the Investor in connection with Offering Documents or the transactions contemplated thereby other than those contained in the Offering Documents and the documents relating thereto or contemplated thereby to which FTI and/or the Bidco and Investor are parties.

(g) The Investor understands that, since the Shares have not been registered under the Securities Act or applicable state or foreign securities laws, the economic risk of investment in the Shares must be borne indefinitely by the Investor unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available. There is no assurance that the Shares will ever be so registered in the future. Rule 144 adopted under the Securities Act (“Rule 144”), governing the possible disposition of the Shares, may not be available, and there is no assurance that Rule 144 will be available in the future. There is no assurance that there will be any market for resale of the Shares.

(h) The Investor further acknowledges, represents, agrees and is aware that:

(i) neither the Securities and Exchange Commission nor any other federal, state or foreign agency or governmental authority has passed upon the Shares or made any finding or determination as to the fairness of this investment;

(ii) there are substantial risks of loss of investment incidental to the acquisition of the Shares; and

(iii) the representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Agreement are made with the intent that they be relied upon by FTI in determining the suitability of the Investor as an acquiror of the Shares, and shall survive the acquisition of the Shares. In addition, the Investor undertakes to notify FTI immediately of any change or expected change in any representation, warranty or other information relating to the Investor set forth herein occurring or expected to occur prior to the Effective Date.

(i) The Investor has not received or responded to a general solicitation or general advertising or directed selling efforts used by FTI or any subsidiary of FTI, or their respective representatives in connection with the offer or issuance of the Shares to the Investor and is not relying on FTI or any subsidiary of FTI or any of their respective officers, employees, representatives or affiliates for legal, tax, economic or related advice in connection with the acquisition of the Shares and any transactions related thereto.

Section 2. Lapse of Restrictions; Voting and Dividends; Current Public Information and Registration.

(a) Any attempted sale, assignment, transfer, exchange, pledge, encumbrance or other disposition of any Restricted Shares prior to the lapse of the Restrictions or in violation of the Securities Act and the rules and regulations promulgated thereunder, shall be void and of no effect, and FTI shall have the right to refuse and disregard the same on its books and records and to issue “stop transfer” orders with respect thereto to its transfer agent.

(b) Subject to Section 2(c) hereof, the Restrictions shall lapse as to all the Restricted Shares on September 30, 2009.

(c) Notwithstanding anything to the contrary in Section 2(b):

(i) subject to compliance with applicable securities laws and other laws and regulations then in effect, after September 30, 2007, senior management of FD, in its discretion (at the written request of an Investor), may waive the Restrictions with respect to all or a portion of the Restricted Shares, (subject to the consent of FTI, which consent shall not be unreasonably withheld or delayed);

(ii) in the event the Investor commits a “Forfeiture Event” (as hereafter defined), any Restricted Shares as to which the Restrictions have not lapsed shall continue thereafter to be subject to the Restrictions to September 30, 2013 and the “Closing Value Guarantee” set forth in subsection 2(f) below will be null and void and no longer apply to the Restricted Shares; and

(iii) in the event of a change of control transaction involving FTI, or the death of the Investor, the Restrictions immediately shall terminate in their entirety as to all of the Restricted Shares;

provided, further, however, in the event the Investor breaches or otherwise fails to comply with one or more provisions of this Agreement, the Acceptance and/or the employment agreement to which he is a party during the periods of the Restrictions set forth in Section 2(b) and Section 2(c) hereof, then such Restrictions in effect at such time shall not lapse and each such period shall continue in full force and effect for an additional number of days equal to the number of days that Investor is and/or was in breach or otherwise failed to comply with any provisions of this Agreement, the Acceptance and/or his employment agreement.

(d) For the purpose of Section 2(c) (ii) of the preceding paragraph, a “Forfeiture Event” as such term is defined in the Offering Memoranda.

(e) The Investor shall have the right to vote the Restricted Shares held by such Investor and shall be entitled to receive any dividends that are declared and payable with respect thereto before and after all Restrictions lapse as well as exercise all rights of ownership not inconsistent with this Agreement. The existence of the Restricted Shares will not affect in any way the right or authority of FTI or the holders of FTI’s voting securities to make or authorize (i) any or all adjustments, recapitalizations, reorganizations or other changes in FTI’s capital structure or its business; (ii) any merger or consolidation of FTI’s capital structure or its business; (iii) any merger or consolidation of FTI; (iv) any issue of bonds, debentures, preferred or prior preference equity interests ahead of or affecting the Restricted Shares or the rights thereof; (v) the dissolution or liquidation of FTI; (vi) any sale or transfer of all or any part of FTI’s assets or business; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

(f) If at the time the Restrictions lapse with respect to any Restricted Shares, the “fair market value” per Share (which for purposes hereof, shall be deemed to be the closing price per share of FTI’s common stock as reported on the New York Stock Exchange (or such other principal securities exchange on which shares of FTI common stock are then traded) on the date on which the Restrictions lapse, or if the exchange is not open for trading on such date, the next trading day of FTI common stock on which the exchange is open for trading) is less than $22.26 per Share, as proportionately adjusted for stock dividends, stock splits, reverse stock splits and other adjustments from time to time affecting FTI’s common stock (the “Closing Value”), then Investor shall be entitled to receive a special cash payment, in the amount determined by multiplying (i) the number of Restricted Shares with respect to which the Restrictions lapsed at such time, and (ii) the difference between the Closing Value and the “fair market value” (the “Closing Value Guarantee”), such payment to be made promptly after the lapse of the Restrictions.

Section 3. Legends.

(a) The Investor understands and agrees that stop transfer instructions will be given to the transfer agent for the Common Stock with respect to certificates evidencing the Shares and that there will be placed on the certificates evidencing the Shares a legend stating in substance:

FOR U.S. PERSONS:

THE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER ANY APPLICABLE STATE OR FOREIGN LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE 1933 ACT. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

FOR NON-U.S. PERSONS:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES OF AMERICA OR ANY NON-U.S. JURISDICTION, AND THE OFFER, SALE, PLEDGE AND OTHER TRANSFER OF THE SECURITIES (OR BENEFICIAL INTEREST THEREIN), AND ENTERING INTO HEDGING TRANSACTIONS WITH REGARD THERETO, IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE SECURITIES (AND BENEFICIAL INTERESTS THEREIN) MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, AND HEDGING TRANSACTIONS MAY BE ENTERED INTO WITH REGARD THERETO, ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES OF AMERICA GOVERNING THE OFFER AND SALE OF SECURITIES, AND BEFORE THE EXPIRATION OF THE PERIOD ENDING TWELVE-MONTHS AFTER THE ISSUANCE DATE OF THE SECURITIES (SUCH PERIOD THE “DISTRIBUTION COMPLIANCE PERIOD”), ONLY: (a) IN AN

OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, or (b) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT. THE COMPANY MAY REFUSE TO REGISTER AND ISSUE STOP ORDER INSTRUCTIONS WITH RESPECT TO ANY TRANSFER OF THE SECURITIES NOT MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S.

(b) All certificates evidencing Restricted Shares shall bear an additional legend stating in substance:

THE SALE OR OTHER DISPOSITION OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A RESTRICTED STOCK AGREEMENT, A COPY OF WHICH WILL BE FURNISHED BY THE CORPORATION WITHOUT CHARGE UPON THE REQUEST OF ANY STOCKHOLDER. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.

Following the lapse or termination of the Restrictions in accordance with Section 2, upon written request of the Investor, FTI shall promptly remove or cause to be removed the legend set forth in this Section 3(b), and deliver the stock certificates evidencing such Shares to the Investor or in accordance with his written instruction.

Section 4. Employment Rights. To the extent that Investor is employed by FTI or any of its affiliates, no provision of this Agreement, the Offering Documents or of any Restricted Shares governed hereby shall give Investor any right to continue in the employ of FTI or any of its affiliates, create any inference as to the length of employment of Investor, affect the right of FTI or of its affiliates to terminate the employment of Investor, with or without cause, or give Investor any right to participate in any employee welfare or benefit plan or other program of FTI or any of its affiliates.

Section 5. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given (i) two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, or (iii) on the date it is sent by facsimile transmission with written confirmation of successful transmission from the sending facsimile machine, in each case to the intended recipient as set forth below (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 5):

If to FTI:	FTI Consulting, Inc. 500 East Pratt Street Suite 1400 Baltimore, Maryland 21401 Attention: Eric B. Miller, Senior Vice President and General Counsel

If to the Investor:	to the address set forth below the Investor’s signature on the signature page of this Agreement with a copy (which shall not constitute notice) to:
[INSERT IF APPLICABLE]

or to such other address as either party may select by notice to the other party in accordance with this Section 5. Notice delivered as provided herein will be deemed given on the third business day following the date mailed or on the date of actual receipt, whichever is earlier.

Section 6. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

Section 7. Binding Agreement. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of the Investor and any pledgee holding Restricted Shares as collateral.

Section 8. Waiver. No waiver by either party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by the party against whom enforcement of the waiver is sought. No delay or omission by any party to this Agreement in exercising any of its rights under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by any party to this Agreement on any one occasion is effective only in that instance and will not be construed as a bar to, or waiver of, any right on any other occasion.

Section 9. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the Maryland, without giving effect to provisions thereof regarding conflict of laws.

Section 10. Injunctive Relief. The restrictions set forth in this Agreement are necessary for the protection of the business and goodwill of FTI, Bidco and/or their respective affiliates and are considered by the Investor to be reasonable for such purpose. The Investor agrees that any breach by the Investor of any term set forth under this Agreement is likely to cause FTI, Bidco and/or their respective affiliates substantial and irrevocable damage and, therefore, any such breach shall entitle FTI, Bidco and/or their respective affiliates in addition to any other legal remedies available to any of them, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach or alleged breach or alleged threatened breach. The parties hereto understand and intend that each restriction set forth herein shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any other restriction, and that the unenforceability, in whole or in part, of any other restriction, will not affect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. The Investor hereby acknowledges that he is fully cognizant of the restrictions imposed upon him pursuant to the terms of this Agreement.

Section 11. Titles; Section References. The subject headings and subheadings set forth in the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions. Unless the context requires otherwise, all references herein to Sections are to Sections in this Agreement.

Section 12. Rule of Construction; Definitions. It is not intended by the parties hereto that this Agreement shall be construed against the party that has drafted all or any portion of this Agreement.

Section 13. Entire Agreement. This Agreement and the documents expressly referred to herein, including the Offering Documents and the Acceptance, embody the complete agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersede and preempt any prior or contemporaneous understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof and thereof in any way.

Section 14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law or rule in any jurisdiction, in any respect, such invalidity shall not affect the validity, legality and enforceability of any other provision or any other jurisdiction and, the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the date first above written.

Name:
Address:

FTI CONSULTING, INC.

By:
Name:
Title: